Exhibit 10.7

MVC CAPITAL, INC.

AMENDMENT TO THE CUSTODY AGREEMENT

THIS AMENDMENT dated as of March 31, 2015, to the Custody Agreement, dated as of November 1, 2002, as amended February 10, 2006, May 1, 2006, June 14, 2006, April 6, 2009 and March 30, 2012 (the “Agreement”), is entered into by and between MVC Capital, Inc., a Delaware corporation (the “Corporation”) and U.S. Bank, N.A., a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the Corporation and the Custodian desire to amend the length of the Agreement; and

WHEREAS, Article XIV, Section 14.4 of the Agreement allows for an amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Section 10.1, effective period of the Agreement, is hereby superseded and replaced with the following Section 10.1:

10.1 Effective Period. This Agreement shall be effective as of March 31, 2015 and shall continue in full force and effect for three (3) years until terminated as hereinafter provided.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MVC CAPITAL, INC.		U.S. BANK, N.A.

By:	/s/ Scott Schuenke	By:	/s/ Michael R. McVoy

Printed Name:	Scott Schuenke	Printed Name: Michael R. McVoy

Title:	CFO	Title: Senior Vice President